Exhibit 10.1
EIGHTH AMENDMENT TO LEASE
    This EIGHTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of April 7, 2026 (the “Effective Date”), by and between CLPF-CAMBRIDGE SCIENCE CENTER, LLC, a Delaware limited liability company (“Landlord”), and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.MA-Riverview/245 First Street, L.L.C., a Delaware limited liability company (the “Original Landlord”), and Tenant entered into that certain Office Lease Agreement dated as of December 3, 2013 (the “Original Lease”), as amended by that certain First Amendment to Lease dated December 15, 2014, that certain Second Amendment to Lease dated November 23, 2015, that certain Third Amendment to Lease dated July 25, 2016, that certain Fourth Amendment to Lease dated May 1, 2017, that certain Fifth Amendment to Lease dated April 9, 2018, that certain Sixth Amendment to Lease dated November 30, 2020 and that certain Seventh Amendment to Lease dated May 6, 2024 (collectively, the “Lease”), respecting certain premises consisting of approximately 59,216 rentable square feet on the 11th, 12th and 14th floors of the office building (the “Office Building Premises”) and approximately 5,951 rentable square feet on the 1st floor of the adjacent lab building (the “First Floor Premises”) (collectively, the “Premises”), which buildings are located at 245 First Street, Cambridge, Massachusetts and together comprise the Cambridge Science Center.
B.Landlord is the successor in interest to the Original Landlord.
C.Tenant has an appurtenant right to use, in common with others, the PH System Room (as defined in the Third Amendment to Lease) located in the Building, for which the Tenant pays the Tank Fee (as defined in the Third Amendment to Lease) to Landlord.
D.The First Floor Premises Term (as defined in the Third Amendment to Lease) is scheduled to expire on September 11, 2026 pursuant to the terms of the aforesaid Seventh Amendment to Lease.
E.Landlord and Tenant wish to enter into this Amendment to (i) extend the First Floor Premises Term and (ii) amend certain other terms and conditions of the Lease.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:
1.Recitals; Capitalized Terms. All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease, and all references to the Lease or “this Lease” or “herein” or “hereunder” or similar terms or to any sections thereof shall mean the Lease, or such section thereof, as amended by this Amendment.
2.First Floor Premises Second Extension Term. The First Floor Premises Term is hereby extended for an additional period commencing on September 12, 2026 and expiring on October 31, 2026 (the “First Floor Premises Second Extension Term”) on the terms and conditions set forth below. All terms and provisions of the Lease, as amended hereby, shall apply to Tenant’s leasing of the First Floor

Premises and during the First Floor Premises Second Extension Term, except to the extent expressly provided otherwise in this Amendment.
3.Rent for the First Floor Premises Second Extension Term. Commencing on September 12, 2026, in addition to Base Rent and Additional Rent payable for the Office Building Premises and Additional Rent payable under the Lease for the First Floor Premises, Tenant shall pay Base Rent to Landlord with respect to the First Floor Premises in the amount and on the schedule outlined in the following table, which amount shall be prorated, on a per diem basis, for any partial months:

RENTAL PERIOD	ANNUAL BASE RENT	MONTHLY PAYMENT
September 12, 2026 – October 31, 2026	$649,730.18 (Annualized)	$54,144.18

1.Tank Fee for the First Floor Premises Second Extension Term. Commencing on September 12, 2026, in addition to Base Rent and Additional Rent payable for the First Floor Premises, Tenant shall pay as Additional Rent, the Tank Fee in connection with its use of the PH System Room, to Landlord in the amount and on the schedule outline in the following table, which amount shall be prorated, on a per diem basis, for any partial months.

RENTAL PERIOD	ANNUAL TANK FEE	MONTHLY PAYMENT
September 12, 2026 – October 31, 2026	$4,950.69 (Annualized)	$412.56

4.Brokerage. Each party represents to the other that it has not dealt with any broker in connection with this Amendment. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions relating to this Amendment asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt. Landlord shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions relating to this Amendment asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt.

5.Ratification. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

6.Governing Law; Interpretation and Partial Invalidity. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and are not to be considered in construing this Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.

7.Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.Counterparts and Authority. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.
9.
10.[Signature Pages Follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

CLPF-CAMBRIDGE SCIENCE CENTER, LLC,
a Delaware limited liability company

By: CLPF – MA REIT, LLC,
a Delaware limited liability company,
its sole member

By: Clarion Lion Properties Fund Holdings, L.P.,
a Delaware limited partnership,
     its Sole Member

     By: CLPF-Holdings, LLC,
          a Delaware limited liability company,
         its General Partner

         By: Clarion Lion Properties Fund Holdings REIT, LLC,
         a Delaware limited liability company,
         its Sole Member

         By: Clarion Lion Properties Fund, LP,
             a Delaware limited partnership,
             its Managing Member

             By:    Clarion Partners LPF GP, LLC,
                a Delaware limited liability company,
                its General Partner

                By: Clarion Partners, LLC,
                 a New York limited liability company,
                 its Sole Member

By: /s/ Rachel Astle
Name: Rachel Astle
Title: Authorized Signatory

TENANT:

AKEBIA THERAPEUTICS, INC.,
a Delaware corporation

By:     /s/ John Butler
Name:     John Butler
Title: President & Chief Executive Officer
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